SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 3, 2008
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
The Board of Directors of Otter Tail Corporation (the “Company”) has authorized the Company to proceed with a holding company reorganization under the provisions of Section 302A.626 of the Minnesota Business Corporation Act. Currently, the Company’s regulated electric utility business is operated under the name of Otter Tail Power Company as a division of the Company. Following the holding company reorganization, Otter Tail Power Company will be operated as a wholly-owned subsidiary of the new parent holding company to be named Otter Tail Corporation.
In connection with the reorganization, each outstanding share of Otter Tail Corporation common stock will be automatically converted into one share of the common stock of the new holding company, and each outstanding share of Otter Tail Corporation cumulative preferred stock will be automatically converted into one share of the cumulative preferred stock of the new holding company having the same terms. Shareholder approval is not required for the reorganization under the provisions of the Minnesota Business Corporation Act.
The holding company reorganization is subject to approval by Minnesota, North Dakota and South Dakota regulatory agencies and by the Federal Energy Regulatory Commission, consents from various third parties and certain other conditions. Subject to such conditions, the holding company reorganization is expected to become effective on January 1, 2009.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: June 3, 2008
By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

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